OPTEK TECHNOLOGY, INC.
                          Stock Option Agreement
          THIS AGREEMENT, made and entered into as of the      day
of              , 199    , by and between OPTEK TECHNOLOGY, INC.,
a Delaware corporation (the "Company"), and
(the "Employee"),
                           W I T N E S S E T H:
     WHEREAS, the Company has adopted the 1998 Stock Option Plan (the "Plan"), a copy of which is attached hereto as Exhibit A; and
     WHEREAS, the Company has duly authorized the granting of this option;
     NOW, THEREFORE, in consideration of the premises, the Company hereby grants to the Employee the following option (the "Option") to purchase shares of the Company's Common Stock, par value $0.01 per share (the "Shares"):
                                    I.
                              Nature of Award
     The Option granted hereby shall have the following features under the Plan (check as applicable):
               Incentive Stock Options up to the limitations of
               Section 422 (d) of the Internal Revenue Code
               Stock Options above the limitations of Section 422(d) of the Internal Revenue Code
               Reload Options
               Alternative Appreciation Rights
               Limited Rights
                                    II.
                               Date of Grant
     The date of grant of this Option is                 , 199   .
                                   III.
                             Number of Shares
     The number of shares which may be purchased hereunder is
            (         ) (the "Option Shares"), subject to
adjustment as provided for in the Plan and subject to the provisions of paragraph V hereof.
                                    IV.
                               Option Price
     The price at which the Shares may be purchased under Stock Options or Incentive Stock Options granted hereby shall be $ per share, subject to adjustment as provided for in the Plan.
                                    V.
                           Vesting; Termination
     This Option is subject to limitations on transfer and to termination upon the terms set forth in the Plan.
     Employee may exercise this Option with respect to the number of Shares set forth in each row appearing under the column entitled "Number of Shares" hereafter at any time after the date appearing opposite the number of Shares in the same row under the column entitled "Date After Which Option May be Exercised," provided that Employee shall have continued without break in the service of the Company from the date hereof through such date:


                                        Date After Which
                                        The Option
     Number of Shares                   May Be Exercised




     After Employee has been continuously employed through the date after which the Option may be exercised as to a number of shares, Employee shall continue thereafter to be entitled to exercise the Option with respect to such Shares until such Option shall terminate under the Plan.
                                    VI.
                         Incorporation of the Plan
     All of the terms and conditions of the Plan, a copy of which is attached hereto as Exhibit A, are incorporated herein as if fully set forth herein, and this Agreement and the Option granted herein are subject to all of such terms and conditions which are hereby made a part hereof. If a conflict between the terms of this Agreement and the terms of the Plan shall arise, the terms of the Plan shall govern.
     IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.
                              OPTEK TECHNOLOGY, INC.


                              By:

                              Name:

                              Title:






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